[GRAPHIC OMITTED]
                        SUPPLEMENTAL COMMON STOCK PLEDGE

         This Supplemental Common Stock Pledge ("Supplemental Pledge") is made and entered into on April 12, 1999, by and between (a) Charles Norman, ("Trustee") in his capacity as the Trustee of a certain Exchange Trust
("Exchange Trust") created December 30, 1998, (b) AutoCorp Equities, Inc. ("AutoCorp") and (c) AutoPrime, Inc. ("AutoPrime").

                                    RECITALS
                                    --------

A. Pursuant to a certain Release of "Excess Shares" from Certificate of Beneficial Interest (the "Certificate") of even date, 725,887 shares of AutoCorp Common Stock (the "Excess Shares") were released from Certificate for the purpose of additionally collateralizing indebtedness owed by AutoCorp, Consumer Investment Corporation ("CIC") and Lenders Liquidation "Centers, Inc. (collectively, the "Three Debtors") to AutoPrime, Inc. ('AutoPrime").

2.   The Three Debtors are indebted for substantial debts to AutoPrime.

3. The Three Debtors and the Trustee have agreed that AutoPrime is entitled to additional security to collateralize AutoCorp's debt to AutoPrime, security which, when pledged, is not inconsistent with the Trustee's fiduciary duties to the beneficial owners of AutoCorp Common Stock donated to the Exchange Trust.

4. Further, in order for AutoPrime to continue advancing credit to AutoCorp so that AutoCorp can enhance its operations and its profitability, all of which is intended to increase the value of AutoCorp Common Stock, the Three Debtors and the Trustee have agreed that this Supplemental Pledge furthers the common interests of all parties hereto, as well as the beneficiaries of the Exchange Trust

 SUPPLEMENTAL AGREEMENT                                                   Page 1


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                                   Agreement:
                                   ----------

          For valuable consideration, the parties hereto agree as follows:

         1. The Trustee hereby grants a security interest in the Excess Shares and in and to any and all present or future rights in and to all of the following rights, interests, and property (all of the following being in this Supplemental Pledge sometimes called "Collateral"): (a) the Excess Shares, and any and all substitutes, replacements, accessions; attachments, increases, revisions, or additions thereto; and (b) any and all proceeds arising from or by virtue of the sale or other disposition of, or from the collection of, the Collateral described in (a) preceding. Further, the Trustee hereby pledges the Collateral to AutoPrime.

         2. This Supplemental Pledge is being executed and delivered to secure the security interest herein granted (the "Security Interest"), which shall secure (a) the payment and performance by AutoCorp of any presently existing or later arising debts or obligations, and (b) the payment or performance of any and all duties, responsibilities, agreements, indebtedness, liabilities and obligations of any type or nature whatsoever any one or more of the Three Debtors to AutoPrime (all of such debts, duties, responsibilities, agreements, indebtedness, liabilities and obligations) referred to in (a) and (b) of this paragraph are hereinafter collectively referred to as the "Obligation".

         3. The Collateral and the Security Interest shall only be released upon full and complete discharge and satisfaction of the Obligation.

         4. The Trustee represents and warrants to AutoPrime that: (a) lie owns the Excess Shares described in Recital A of this Supplemental Pledge and that he has the authority to grant this Security Interest; (b) the Security Interest is a first, prior, and exclusive security interest in and to all of the Collateral;
(c) no other person or entity is an owner of, or has any interest in or to, the Collateral; save and except an unspecified beneficial interest potentially held by CIC, which interest, if any, CIC, by its execution of this Supplemental Pledge, specifically waives and disclaims; (d) no other presently effective financing statement covering the Collateral, or any part thereof, has been filed; and (e) no dispute, right of set-off, Counterclaim, or defense exists with respect to any part of the Collateral.

 SUPPLEMENTAL AGREEMENT                                                   Page 2


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         5. In order to perfect AutoPrime's security interest in the Collateral, the Collateral shall promptly be (and any other such instruments at any time constituting part of the Collateral will be) shall be delivered to AutoPrime, endorsed in bearer form, to be held by AutoPrime in accordance with the terms and provisions hereof. The delivery at any time of any additional Collateral covered by this Supplemental Pledge shall constitute a representation and warranty by the delivering party of the matters set forth in Paragraph 4 hereof, as of that time of delivery with respect to the additional Collateral.

         6. The Three Debtors shall defend the Collateral against all claims and demands adverse to AutoPrime's interest in it, and shall keep it free from all liens, except those for taxes not yet due.

         7. AutoCorp shall pay all expenses incurred by AutoPrime in obtaining, preserving, perfecting, defending, and enforcing this Security Interest or the Collateral and in enforcing its rights under this Supplemental Pledge. Expenses for which AutoCorp is liable include, but are not limited to, taxes, assessments, and other expenses enumerated in this Supplemental Pledge. These expenses will bear interest from the dates of payments at the rate of ten percent (10 %) per annum and AutoCorp will pay AutoPrime such expenses and interest on demand at AutoPrime's address for notice, determined in accordance with Paragraph 21 of this Supplemental Pledge. These expenses and interest will become part of the Obligation and shall be secured by this Supplemental Pledge.

         8. Each of the Three Debtors shall sign any papers that AutoPrime considers necessary to obtain, maintain, and perfect this Security Interest or to comply with any relevant law.

         9. AutoCorp will immediately notify AutoPrime of any material change in the Collateral; change in AutoCorp's name, address, or location; change in any matter warranted or represented in this Supplemental Pledge; any change that may affect this Security Interest; and any Default.

         10. The Trustee shall not sell, transfer, or encumber any of the Collateral without the prior written consent of AutoPrime.

         (a) AutoPrime may exercise the following rights and remedies either before or after default: (i) take control of any proceeds of the Collateral;
 (ii) take control of any funds generated by the Collateral; and (iii) demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral, as AutoPrime desires.

 SUPPLEMENTAL AGREEMENT                                                   Page 3


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         10.  (b) In  addition  to the  rights  and  remedies  set forth  in the foregoing sub-paragraph 1 0.(a), at any time, with or without notice to Trustee, AutoPrime, may at its sole option, release any part or all of the Collateral from the Security Interest, take any part or all of such collateral in its name and for its sole benefit, and apply such collateral, on the basis of $1.00 per share for each share so taken, to any outstanding Obligation(s) of any kind, whether or not The same may be due.

         11. AutoCorp shall pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral, and upon AutoCorp's failure to do so, AutoPrime at its option may pay any of these and shall be sole judge of the legality or validity of these obligations and the amounts necessary to discharge them. Any such payment by AutoPrime shall become a pail of the Obligation.

         12.  If any of  the  Three  Debtors  fail to  perform  any  part of the
Obligation including, without limitation, all Obligations under this Supplemental Pledge, AutoPrime may, in its sole discretion, but shall not be obligated to, perform such part of the Obligation and be reimbursed by AutoCorp, on demand delivered at the AutoPrime's address, for any SUMS 50 paid, including, attorney's fees, court costs, other legal expenses, agent's fees and commissions, plus interest on those sums from the dates of payment at the rate of ten percent (10 %) per annum. The sum to be reimbursed shall become part of the Obligation and shall be secured by this Supplemental Pledge.

         13. As used herein, the term "Default" means (a) any one of the Three Debtors fail to pay or perform in a timely manner any portion of the Obligation;
(b) any material warranty, representation or statement made or furnished to the AutoPrime by or in behalf of any one of the Three Debtors proves to be false or untrue; (c) the sale, loss, theft, destruction, encumbrance or transfer of any of the Collateral in violation hereof, or substantial damage to any of the Collateral; (d) a receiver is appointed for any of the three Debtors or any of the Collateral; (e) the Collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of The following parties: any one of the Three Debtors; any partnership of which any of them is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the Obligation; (f) the filing of any financing statement with regard to the Collateral, other than relating to the Security Interests; (g) the attachment to the Collateral of any lien or security interest other than the Security Interest; or (h) the breach of any of the terms, covenants, agreements, conditions, or

 SUPPLEMENTAL AGREEMENT                                                   Page 4


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provisions of any portion of the Obligation,  which are  incorporated  herein by reference the same as if set forth herein verbatim, which terms, covenants, agreements, conditions. and provisions shall continue in full force and effect hereunder until the Obligation is paid or performed in full.

         14. Upon the occurrence of a Default, in addition to any and all other rights and remedies which AutoPrime may then have hereunder or under the Uniform Commercial Code of the State of Texas or of any other pertinent jurisdiction (the "Code"), or otherwise, AutoPrime may, at its option: (a) enter upon the premises where any of the Collateral not in the possession of ALItoPrime or its agent is located and take possession thereof and remove the same, with or without judicial process; (b) reduce its claim to judgement or foreclosure or otherwise enforce the Security Interest, in whole or in part, by any available judicial procedure; and (c) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of AutoPrime, on the premises of AutoCorp, or elsewhere, all or any part of the Collateral; AutoPrime shall give each of the Three Debtors and the Trustee reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice to either of them; in. this event, notice will be deemed reasonable if it is mailed, postage prepaid, To each of the Three Debtors and the Trustee at the address as specified in this Supplemental Pledge at least three (3) business days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to either AutoCorp or the Trustee; (d) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that AutoPrime is entitled to do so under the Code or otherwise.

         15. Any and all proceeds ever received by AutoPrime from any sale, or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by AutoPrime to the Obligation as AutoPrime, in its sole discretion, determines, and if such proceeds are not sufficient to pay the Obligation in full, each of the Three Debtors shall remain liable to AutoPrime for the such of this deficiency as is attributable to their respective debts.

         16. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to each of the Three Entities and the Trustee, and to any other person entitled under the Code to notice. It is agreed that notice sent or given not less than three (3) business days prior to the taking of the action to which the notice relates, is reasonable notification and notice for the purposes of this Paragraph.

 SUPPLEMENTAL AGREEMENT                                                   Page 5


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         17. Because of the  Securities Act of 1933, as amended,  or other  laws or regulations, there may be legal restrictions or limitations affecting AutoPrime in any attempts to dispose of certain, portions of the Collateral in the enforcement of its rights and remedies hereunder. For these reasons, if, in the opinion of counsel to AutoPrime, Rule 144(k) promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933 is not available, AutoPrime is hereby authorized by AutoCorp, but not obligated, in the event of any Default hereunder giving rise to the AutoPrime's rights to sell or otherwise dispose of the Collateral, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by AutoPrime at any such private sale or other disposition in the manner mentioned above. AutoPrime is also hereby authorized by AutoCorp, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as AutoPrime may deem required or appropriate in the event of a sale or disposition of any of the Collateral.

         18. Each of the Three Debtors and the Trustee clearly understand that AutoPrime may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if the Collateral were registered and sold in the open market. AutoPrime shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon a private sale of any stock constituting part of the Collateral, and such reliance shall be conclusive evidence that the AutoPrime handled such matter in a commercially reasonable manner under the Code.

         19. Foreclosure of this Security Interest by suit does not limit AutoPrime's remedies, including the right to sell the Collateral under the terms of this Supplemental Pledge. All remedies of AutoPrime may be exercised at the same or different times, and no remedy shall be a defense to any other. AutoPrime's rights and remedies include all those granted by law or otherwise, in addition to those specified in this Supplemental Pledge.

         20. If given to a party to this Supplemental Pledge, any notice, demand, waiver or consent required or permitted under this Supplemental Pledge shall be in writing and shall be given by personal delivery, courier, overnight service, facsimile transmission, prepaid telegram or prepaid registered or certified mail, with return receipt requested, addressed to the mailing address set forth at the beginning of this Supplemental Pledge.

  SUPPLEMENTAL AGREEMENT                                                  Page 6


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         The date of any such notice and of service  thereof shall be deemed  to be the day of its receipt by the party to whom it is addressed. Any party hereto may at any time and from time to time change its address for the receipt of notice pursuant to this Supplemental Pledge by giving notice to the other parties hereto in the manner set forth herein for the giving of notice.

         21. This Supplemental Pledge shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns.

         22. Assignment of any pan of the Obligation and delivery by AutoPrime of any pan of the Collateral will fully discharge AutoPrime from responsibility for that part of the Collateral. The Trustee's and each of the Three Debtors' obligations under this Supplemental Pledge shall bind their respective personal representatives, successors, and assigns.

         23. Neither delay in exercise nor partial exercise of any of AutoPrime's remedies or rights shall waive further exercise of those remedies or rights. AutoPrime's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. AutoPrime's waiver of any default does not waive further default. AutoPrime's waiver of any right in this agreement or of any default is binding only if it is in writing. AutoPrime may remedy any default without waiving it.

         24. No provisions of this Supplemental Pledge shall be modified or limited except by written agreement.

         25. The unenforceability of any provision of this Supplemental Pledge will not affect the enforceability or validity of any other provision.

         26. This Supplemental Pledge will be construed according to Texas laws.

         27. This Supplemental Pledge is to be performed in the county of AutoPrime's mailing address.

         28. If the Collateral is sold after default, recitals in the document of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this Supplemental Pledge and by Chapter 9 of the Texas Business and Commerce Code will be presumed satisfied.

         29. When the context requires, singular nouns and pronouns include the plural, and pronouns in the masculine gender shall be construed as feminine or neuter as the occasion may require.


SUPPLEMENTAL AGREEMENT                                                    Page 7


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         30. This Security  Interest shall neither affect nor be affected by any other security for any of the Obligation. Neither extensions of any of the Obligation nor releases of any of the Collateral will affect the priority or validity of this Security Interest with reference to any third person.

         31. Each of the Three Debtors and the Trustee hereby appoint AutoPrime as their attorney-in-fact to do any and every act that they are obligated by this Supplemental Pledge to do, and to exercise all rights of the Trustee and each of the Three Debtors in the Collateral, and to execute any and all papers and instruments to do all other things necessary to preserve and protect the Collateral and to protect AutoPrime's security interest in the Collateral. The Trustee's and each of the Three Debtor's appointment of AuioPrime as their attorney-in-fact is coupled with an interest and will survive any disability.

          Executed this 12th day of April, 1999.

                                               AUTOCORP EQUITIES, INC.

                                               By:
                                               Charles Norman, President

                                               CONSUMER INVESTMENT CORPORATION

                                               By:
                                               William 0. Merritt, President

                                               LENDERS LIQUIDATION CENTERS, INC.

                                               By:
                                               William 0. Merritt, President

                                               THE EXCHANGE TRUST

                                               By:
                                               Charles Norman, Trustee

                                               AUTOPRIME, INC.
                                               By:
                                               Robert A. Baker, President

SUPPLEMENTAL AGREEMENT                                                    Page 8